UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 29, 2012
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
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Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grants
On October 29, 2012, the Compensation Committee of the Board of Directors (“Board”) of FEI Company (“Company”) approved the grant of restricted stock unit (“RSU”) and stock option awards, effective November 1, 2012, from within the Company's 1995 Stock Incentive Plan to the Company's named executive officers in the amounts described in the following table. These awards were a combination of (i) annual grants of RSUs and stock options made as long-term incentive compensation; and (ii) performance-based RSUs. The performance-based RSUs will vest if the Company achieves certain specified improvements in cash cycle time in 2013 (“Performance Target”). If the Company does not achieve the Performance Target, the performance-based RSUs will be forfeited.

	Annual Grant Award		Performance Award
Named Executive Officer	Number of RSUs Granted[1]	Number of Options Granted[2]	Number of RSUs Granted[3]
Don R. Kania	23,376	60,776	7,012
Raymond A. Link	7,072	18,396	2,120
Benjamin Loh	7,336	19,076	2,200
Bradley J. Thies	5,500	14,308	1,648
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[1]	These RSUs vest in four equal annual installments beginning November 1, 2013.

[2]	These options carry a term of seven years and vest in four equal annual installments beginning November 1, 2013.

[3]
If the Performance Target is achieved, one-third of these RSUs will vest upon the Company's public announcement of its financial results for 2013, one-third will vest on the one-year anniversary of such date and one-third will vest on the two-year anniversary of such date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: November 1, 2012